SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2007

IPSCO Inc.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14568	98-0077354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Warrenville Road, Suite 500, Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 810-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 16, 2007, IPSCO Inc. (“IPSCO”) and SSAB Svenskt Stål AB (“SSAB”) issued a joint press release (the “Press Release”) announcing that at a special meeting of IPSCO shareholders held that day, shareholders voted to approve the Plan of Arrangement pursuant to which SSAB Canada Inc., a subsidiary of SSAB, would acquire all of the outstanding shares of IPSCO for US$160.00 per share.  The completion of the Arrangement remains subject to approval of the Ontario Superior Court of Justice on July 17, 2007 and other customary closing conditions.  IPSCO and SSAB expect the transaction to be completed on July 18, 2007.

The foregoing is qualified by reference to the Press Release, which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of IPSCO and SSAB, dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO INC.

Date:	July 16, 2007	By:	/s/ Leslie T. Lederer
			Name:	Leslie T. Lederer
			Title:	Vice President, General Counsel & Corporate Secretary